Exhibit 10.8

SEVERANCE COMPENSATION AGREEMENT

STATE OF GEORGIA

COUNTY OF HALL

THIS AGREEMENT is made and entered into effective as of ____________, 2003, by and between SOUTHERN HERITAGE BANK, a Georgia banking corporation with its principal office in Hall County, Georgia (hereafter referred to as "SHB") and CHRISTOPHER ENGLAND, of 5506 Stone Trace, Gainesville, Georgia 30504 (hereinafter referred to as "Watson")

WITNESSETH

THAT WHEREAS, Watson is employed by SHB as its President and CEO; and

WHEREAS, SHB has made certain commitments to Watson respecting Watson's employment status and potential change thereof resulting from a change in control of SHB; and

WHEREAS, the parties deem it in their respective best interests to memorialize their agreement concerning the said commitments:

NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived by each, the parties hereto hereby agree as follows:

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Definitions

For all purposes of this Agreement, unless the context or use clearly indicates another meaning or intent, the following terms shall be construed as follows:

(a) Change in Control of SHB shall be deemed to have occurred:

(i) Upon consummation of any transaction in which any person or entity shall have acquired, as a result of such transaction, the power to vote more than fifty percent (50%) of any class of shares of Southern Heritage Bancorp, Inc.:

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(ii) Upon the consummation of any transaction in which Southern Heritage Bancorp, Inc. or all or substantially all of the assets of Southern Heritage Bancorp, Inc. shall have been acquired by another entity by purchase, merger or consolidation; and

(iii) Upon the consummation of any transaction in which SHB or all or substantially all the assets of SHB shall have been acquired through purchase, merger or consolidation by an entity which is not a majority owned subsidiary of Southern Heritage Bancorp, Inc.; provided, however, that if Southern Heritage Bancorp, Inc. or SHB shall become a subsidiary of another entity or shall be merged or consolidated into another corporation and the voting control of such entity or the surviving corporation after such acquisition, merger or consolidation is vested in the same persons or entities in which control was vested before such acquisition, merger or consolidation, then no Change in Control shall be deemed to have occurred.

(b) Compensation shall mean and include Watson's gross base salary plus any incentive compensation payable to Watson as of the effective date of any Change of Control, but shall not include the value of any life or health insurance or other benefit furnished to Watson by SHB during Watson's employment with SHB.

(c) Cause, as a ground for termination of Watson's employment by SHB, shall mean and include conduct on the part of Watson evidencing Watson's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, failure to perform assigned duties, willful violation of any law or any rule, order or regulation promulgated by a governmental regulatory agency or SHB's Board of Directors or management.

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Change in Control Severance Compensation

In the event of a Change in Control and Watson elects to terminate his employment with SHB, SHB shall pay Watson

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Compensation equal to the total Compensation paid to Watson during the twenty-four months next preceding such termination. In such event, SHB shall have the option of paying the amount due Watson in a lump sum or in equal consecutive monthly installments over a period not to exceed twenty-four months.

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Miscellaneous Provisions

  This agreement contains the whole agreement of the parties with respect to the subject matter hereof and supersedes any prior oral or written agreements between the parties with respect to such subject matter,
  SHB may withhold from any Compensation payable to Watson under the terms of this Agreement all federal, state or other taxes required by law to be withheld from Watson's regular Compensation.
  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives and successors in interest,
  Time is of the essence in this Agreement.
  The waiver by either party to this Agreement of a breach by the other party of any of the provisions of this Agreement shall not operate as or be construed as a waiver of any subsequent breach.
  Should any clause or any other provision of this Agreement be determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other clause or provision of this Agreement all of which shall remain in full force and effect,
  If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's foes, court costs and other litigation expenses in addition to any other relief to which such party may be entitled.

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(h) This Agreement shall be governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals in duplicate effective the day and year first above written.

Southern Heritage Bank

By: s/

LOWELL S. CAGLE, CHAIRMAN

Attest: s/

TALMADGE GARRISON

(BANK SEAL)

s/

TREN B. WATSON

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